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                                                                 EXHIBIT 10.8(e)
                                                                 ---------------

                              NON-COMPETITION AGREEMENT


    This NON-COMPETITION AGREEMENT (the "AGREEMENT") is made and entered into as of July 15, 1996, by and between EDWARD RANDALL III, an individual (the "CONTROLLING STOCKHOLDER"), and PSII Acquisition Corp., a Delaware corporation ("PSII ACQUISITION"), with reference to the following facts:

    A. The Controlling Stockholder owns all of the capital stock of Digital Imaging Technologies, Inc., a Delaware corporation ("DITI"). DITI owns all of the capital stock of Perceptive Scientific Instruments, Inc., a Delaware corporation ("PSII"), and Perceptive Scientific Technologies, Inc., a Delaware corporation ("PSTI"). (DITI, PSII and PSTI are sometimes hereinafter referred to collectively as the "SELLER.")

    B. PSII Acquisition is a newly-formed and wholly-owned subsidiary of INTERNATIONAL REMOTE IMAGING SYSTEMS, INC., a Delaware corporation ("IRIS").

    C. Seller is the owner of certain intellectual property and other assets used in the business of developing, manufacturing and marketing digital image processing and analysis products and services, including the proprietary PowerGene-TM- product line of genetic analysis instruments.

    D. Pursuant to an Asset Purchase Agreement (the "ASSET PURCHASE AGREEMENT") dated as of July 15, 1996, by and among IRIS and Seller, IRIS agreed to purchase substantially all of the assets of Seller. In accordance with
Section 12.6 of the Asset Purchase Agreement, IRIS has assigned its rights and obligations thereunder to PSII Acquisition.

    E. The Controlling Stockholder desires that PSII Acquisition consummate the acquisition of such assets, and PSII Acquisition is willing to do so provided that certain conditions are met, including the execution of this Agreement by the Controlling Stockholder.

    F. This Agreement is a material part of the consideration for the consummation of the Asset Purchase Agreement by PSII Acquisition, and the purchase price paid thereunder includes consideration for the covenants contained in this Agreement.

    NOW, THEREFORE, based on the above premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1. AGREEMENT NOT TO COMPETE. For a period of five (5) years from the date hereof (the "TERM"), the Controlling Stockholder will not, directly or indirectly, engage


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in, own (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), manage, operate, join, control or participate in the ownership, management, operation or control of any business engaged in developing, manufacturing and/or marketing digital image processing or analysis products or services in any city or county in the United States of America or any comparable subdivision of any foreign country; PROVIDED, HOWEVER, that the Controlling Stockholder may own, manage and operate a business engaged in the Well Log Business. The Controlling Stockholder acknowledges that Seller is currently engaged in substantial activities related to such business worldwide. For purposes of this Agreement, "WELL LOG BUSINESS" shall mean the business of developing, manufacturing and/or marketing digital image processing and analysis products and services for use solely in the oil and gas exploration industry.

    2. SOLICITATION OF EMPLOYEES. The Controlling Stockholder shall not directly or indirectly, without the prior written consent of PSII Acquisition,
(i) hire any employee or consultant of PSII Acquisition for a period of two (2) years from the date hereof or (ii) induce or take any action intended to induce any employee or consultant of PSII Acquisition to cease providing or otherwise alter the services provided to PSII Acquisition until the expiration of the Term.

    3. SOLICITATION OF CUSTOMERS. Until the expiration of the Term, the Controlling Stockholder shall not directly or indirectly induce or attempt to induce any customer of PSII Acquisition or any present customer of PSII, PSTI or any of their subsidiaries to cease doing business with PSII Acquisition or to do business with any of its then competitors or potential competitors.

    4. USE OF NAME. Except as temporarily permitted under the Asset Purchase Agreement in connection with the operation of the Well Log Business, the Controlling Stockholder shall not use any names which in the reasonable opinion of PSII Acquisition are confusingly similar to the name "Perceptive Scientific" or any of the trademarks purchased under the Asset Purchase Agreement.

    5. EQUITABLE RELIEF. The Controlling Stockholder acknowledges that the covenants contained in Sections 1, 2, 3, and 4 hereof are reasonable and necessary to protect the legitimate interests of PSII Acquisition, including, without limitation, the goodwill acquired by PSII Acquisition under the Asset Purchase Agreement, that PSII Acquisition would not have consummated the Asset Purchase Agreement in the absence of such covenants, that any breach or threatened breach of such covenants will result in irreparable injury to PSII Acquisition and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Controlling Stockholder agrees that PSII Acquisition shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Controlling Stockholder from any breach or threatened breach of such covenants.

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    6.   MISCELLANEOUS.

         6.1 COMPLETE AGREEMENT. This Agreement and any documents referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties.

         6.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may assign any of his or its rights or obligations under this Agreement without the prior written consent of the other; PROVIDED, HOWEVER, that PSII Acquisition may assign its rights under this Agreement to a subsidiary of PSII Acquisition or in connection with a merger, consolidation or sale of substantially all of the assets of PSII Acquisition.

         6.3 WAIVERS STRICTLY CONSTRUED. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

         6.4 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Further, if the period of time, the extent of the geographic area, or the scope of the proscribed activities covered by this Agreement should be deemed unenforceable, then this Agreement shall be construed to cover the maximum period of time, geographic area and scope of proscribed activities (not to exceed the maximum time, geographic area or scope set forth herein) as may be valid under applicable law.

         6.5 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to the conflict of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto hereby irrevocably consents, for itself and its legal representatives, partners, successors and assigns, to the exclusive jurisdiction of the Courts of the State of Delaware for all purposes in connection with any action or proceeding that arises from or relates to this Agreement, and further agrees that, subject to
Section 6.7 (Arbitration of Disputes), any action arising from or relating to this Agreement shall be instituted and prosecuted only in the courts of the State of Delaware, and hereby waives any rights it may have to personal service of summons, complaint, or

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other process in connection therewith, and agrees that service may be made by registered or certified mail to such party at the address set forth for notice in the Asset Purchase Agreement.

         6.6 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

         6.7 ARBITRATION OF DISPUTES. Except for actions seeking injunctive relief, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including, but not limited to, its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including its commencement and termination) which are not settled by agreement between the parties, shall be settled by arbitration conducted exclusively in Wilmington, Delaware in accordance with the arbitration provisions of the Asset Purchase Agreement. The parties hereby consent to the in personam jurisdiction of the courts of the State of Delaware for purposes of confirming any such award and entering judgment thereon. Each party agrees that the arbitration is its exclusive damage remedy and expressly waives any right to seek redress in another forum.

         6.8 AGREEMENT NEGOTIATED. The parties hereto are sophisticated and have consulted legal counsel with respect to this transaction. As a consequence, the parties do not believe that the presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

         6.9 HEADINGS. The Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

         6.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        *** [NEXT PAGE IS SIGNATURE PAGE] ***

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                     SIGNATURE PAGE TO NON-COMPETITION AGREEMENT

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                  "THE CONTROLLING STOCKHOLDER"



                                       /s/ Edward Randall III
                                       ---------------------------------------
                                       Edward Randall III


                                       "PSII ACQUISITION"

                                       PSII ACQUISITION CORP., a Delaware
                                       corporation



                                       By:     /s/ Fred H. Deindoerfer
                                             ---------------------------------

                                       Name:   Fred H. Deindoerfer
                                             ---------------------------------

                                       Title:  President
                                             ---------------------------------

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